Exhibit 10.6

                          UNITED INDUSTRIES CORPORATION

                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of January 20, 1999, by and between David Jones ("Consultant") and United Industries Corporation, a Delaware corporation (the "Company"). The Company and Consultant are sometimes collectively referred to herein as the "Parties" and individually as a "Party." Capitalized terms used herein and not otherwise defined are defined in Section 13.

                  The Company, UIC Holdings, L.L.C. and certain stockholders of the Company, are parties to an Agreement and Plan of Recapitalization, Purchase and Redemption dated as of December 24, 1998 (the "Recapitalization Agreement"). Upon the closing of the transaction contemplated thereunder, the Company desires to obtain the services of Consultant to consult with and perform services as an independent contractor for the Company with respect to its businesses, and Consultant desires to provide services to the Company upon the terms and conditions set forth in this Agreement. In addition, pursuant to the terms of this Agreement, Consultant shall purchase, and the Company shall sell, for an aggregate purchase price of $1,000,000.00, 100,000.00 shares of Class A Voting Common Stock and 100,000.00 shares of Class B Non-Voting Common Stock (collectively, the "Common Stock"). The Common Stock and all other capital stock of the Company hereafter acquired by Consultant (including, without limitation, shares of Common Stock purchased upon the exercise of the Options (as defined in Section 2(b) below) are sometimes collectively referred to as "Consultant Securities." The Consultant Securities are subject to certain transfer restrictions as set forth herein.

                  In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

         PART I.           CONSULTING TERMS

                  1. Consulting Services. The Company hereby engages Consultant as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement, for a period commencing on the Closing Date (as defined in the Recapitalization Agreement) and terminating one year after the Closing Date, or such later date as may be mutually agreed upon in writing by the Parties (the "Consulting Period"). During the Consulting Period, Consultant shall render such consulting services to the Company in connection with the Company's business as the Company from time to time reasonably requests. The Consultant shall devote reasonable time and efforts to the performance of the consulting services contemplated by this Agreement as mutually agreed by the Company and Consultant. Consultant shall not have any authority to bind or act on behalf of the Company. In the event that after the expiration of the Consulting Period, the Company desires to engage Consultant for broader or more extensive services than as set forth in this Section 1,

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Consultant and the Company shall enter into a mutually satisfactory arrangement relating to the additional services and the compensation thereof.

                  2.       Compensation; Reimbursement.

                  (a) In consideration of Consultant's consulting services set forth in Section 1 above, during the Consulting Period the Company shall pay to Consultant a monthly fee of $6,250.00 (pro-rated for any partial month)(the "Consulting Payment"), payable on the last day of each month in which consulting services are rendered. Consultant shall be entitled to receive the full Consulting Payment regardless of the amount and frequency of consulting services actually requested of him by the Company. The Company shall reimburse Consultant for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                  (b) Stock Options. The Company shall grant Consultant options (the "Options") to purchase 300,000 shares of Common Stock, all on the terms and conditions contained in the Company's 1999 Stock Option Plan approved by the Board.

                  (c) Signing Bonus. Upon the Company's and Consultant's execution hereof, the Company shall pay to Consultant a signing bonus of $500,000.

                  3. Confidential Information. Consultant acknowledges that the information, observations and data relating to the business of the Company and its subsidiaries which Consultant shall obtain during the course of his association with the Company and its subsidiaries and his performance under this Agreement are the property of the Company and its subsidiaries. Consultant agrees that he shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Board, unless and to the extent that (i) the aforementioned matters become generally known to or generally available for use by the public, in each case other than as a result of Consultant's acts or omissions, (ii) disclosure is compelled by law or judicial, administrative or regulatory action or proceeding or (iii) disclosure is reasonably necessary in order for Consultant to enforce his rights under this Agreement or to defend himself in any judicial, administrative or regulatory action or proceeding to which the Company or its affiliates are directly or indirectly a party.
                  4. Board Membership. Consultant shall be a member of the Board of Directors of the Company (the "Board") for a period of three years, unless earlier removed by a vote of the directors or stockholders of the Company. In consideration of Consultant's services as a member of the Board, the Company shall pay to Consultant $25,000 per year (pro-rated for any partial year) or such greater amount as may be established from time to time by the Company as its payment to non-employee directors in consideration of their services as members of the Board.


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                  5. Tax Returns. It is intended that the fees paid to
Consultant hereunder shall constitute revenues to Consultant and (unless otherwise required by law) the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contribution Act or any other state or federal law. Consultant shall file all tax returns and reports required to be filed by him on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation ss.31.3121(d)-1(c)(2).

                  6. Indemnification. Without prejudice to (or enlargement or other modification of) any existing rights of indemnification as an officer or director enjoyed by Consultant, the Company will defend and indemnify and hold Consultant harmless for serving as a consultant and as a director to the same extent as the Company indemnifies its officers and directors under the Company's articles of incorporation and bylaws as in effect on the Closing Date, and Consultant shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its consultants, directors or officers (and to the extent the Company maintains such an insurance policy or policies, Consultant shall be covered by such policy or policies, in accordance with its or their terms to the maximum extent of the coverage provided for any other Company consultant, officer or director). No amendment to the Company's Certificate of Incorporation or bylaws after the date of this Agreement which reduces the scope of indemnification of officers and directors shall affect the rights of Consultant under this Agreement.

                  7. Consultant's Representations. Consultant represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement or confidentiality agreement with any other person or entity which is in conflict with or would be breached by the execution, delivery and performance of this Agreement and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms.

                  8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Consultant and his legal representatives and assigns (including subsequent holders of Consultant Securities); provided that (i) in no event shall Consultant delegate or transfer his obligations to perform future services for the Company without the prior written consent of the Company (which consent may be withheld in its sole discretion) and (ii) the Company may not assign or transfer its rights hereunder, other than to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

                  9. Modification or Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against whom enforcement of such amendment, modification or waiver is sought. No course

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of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Consultant of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

PART II.          PURCHASE OF CONSULTANT SECURITIES

                  10.      Purchase and Sale of Consultant Securities.

                  (a) Common Stock. Upon execution of this Agreement, Consultant shall purchase, and the Company shall sell, 100,000.00 shares of the Company's Class A Voting Common Stock and $100,000.00 shares of the Company's Class B Non-Voting Common Stock at a price of $5.00 per share. Consultant shall deliver to the Company a cashier's or certified check or wire transfer of funds in the aggregate amount of $1,000,000.00 (provided that Consultant shall be permitted to net against such payment amounts owed to Consultant pursuant to Section 2(c)).

                  (b) Certain Representations and Warranties. In connection with the purchase and sale of the Consultant Securities hereunder, Consultant hereby represents and warrants to the Company that:

                           The Consultant Securities to be acquired by Consultant pursuant to this Agreement shall be acquired for his own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Consultant Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws;

                           Consultant is sophisticated in financial matters and
                  is able to evaluate the risks and benefits of the investment in the Consultant Securities;

                           Consultant is an "accredited investor" as defined
                  under Regulation D promulgated under the Securities Act;

                           Consultant is able to bear the economic risk of his investment in the Consultant Securities for an indefinite period of time because the Consultant Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

                           Consultant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Consultant Securities and has had full access to such other information concerning the Company as he has requested. Consultant has reviewed, or has had an opportunity to review, a copy of the Recapitalization Agreement,

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         the Stockholders Agreement, all of the exhibits thereto and all of the other agreements contemplated hereby and thereby;

                           This Agreement constitutes the legal, valid and binding obligation of Consultant, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Consultant do not and shall not conflict with, violate or cause a breach of any material agreement, contract or instrument to which Consultant is a party or any judgment, order or decree to which he is subject; and

                           Consultant is a United States citizen and a resident
of the State of Wisconsin.

                  (c) Additional Representation and Warranty. As an inducement to the Company to issue Consultant Securities to Consultant, and as a condition thereto, Consultant acknowledges and agrees that neither the issuance of the Consultant Securities to Consultant nor any provision contained herein shall entitle him to remain as a consultant to the Company and its Subsidiaries other than as specifically set forth in this Agreement.

                  (d) Compensation Arrangements. The Company and Consultant acknowledge and agree that this Agreement has been executed and delivered, and the Consultant Securities have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Consultant.

                  11.      Restrictions on Transfer.

                  (a) Stockholders Agreement. The Consultant Securities are subject to the restrictions on Transfer set forth in the Stockholders Agreement.

                  (b) Legend. The certificates representing the Consultant Securities shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JANUARY 20, 1999, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN A CONSULTING AGREEMENT BETWEEN THE COMPANY AND DAVID JONES DATED AS OF JANUARY 20, 1999, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY

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                  OF SUCH AGREEMENT MAY BE OBTAINED BY THE
                  HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE
                  OF BUSINESS WITHOUT CHARGE."

                  12. Survival. Sections 3 and 6 and Sections 8 through 15 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Consulting Period.

                  13. Definitions. The following definitions shall be applied to the capitalized terms used in this Agreement for all purposes, unless otherwise clearly indicated:

                  (a)      Defined Terms.

                  "Consultant Securities" has the meaning set forth in the Preamble. Consultant Securities shall continue to be Consultant Securities in the hands of any holder other than Consultant and except as otherwise provided herein, each such other holder of Consultant Securities shall succeed to all rights and obligations attributable to Consultant as a holder of Consultant Securities hereunder. Consultant Securities shall also include securities of the Company issued with respect to Consultant Securities by way of a stock split, stock dividend or other recapitalization.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Stockholders Agreement" means that certain Stockholders Agreement, dated as of the date hereof, by and among the Company, Consultant and certain other Persons listed on the signature pages thereto, as amended from time to time.

                  "Transfer" has the meaning ascribed to such term in the Stockholders Agreement.

                  (b) Other Definitions. The terms set forth below are defined on the following pages of this Agreement:

                  Agreement............................................- 1 -
                  Board................................................- 2 -
                  Common Stock.........................................- 1 -
                  Company..............................................- 1 -
                  Consultant...........................................- 1 -
                  Consulting Payment...................................- 2 -
                  Consulting Period....................................- 1 -
                  Options..............................................- 2 -
                  Party................................................- 1 -

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                  Parties..............................................- 1 -
                  Recapitalization Agreement...........................- 1 -


                  14. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                           To the Company

                           United Industries Corporation
                           8825 Page Boulevard
                           St. Louis, MO 63114
                           Telecopy: (314) 253-5941
                           Attention: President

                           To Consultant

                           David Jones
                           4596 Signature Drive
                           Middleton, WI 53562
                           Telecopy: (608) 828-9721

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S.
mail.

                  15.      General Provisions.

                  (a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (b) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.



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                  (c) Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (d) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (e) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Consultant.

                  (f) Third-Party Beneficiary. There are no beneficiaries to this Agreement other than the signatories hereto.

                  (g) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (h) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  (i) Assignment. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, or sale of assets the term "the Company" will mean the other corporation and this Agreement shall continue in full force and effect.

                  (j) Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

                                    * * * * *

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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first above written.

                                           UNITED INDUSTRIES CORPORATION


                                           By:________________________________

                                           Its:________________________________




                                           -----------------------------------
                                           DAVID JONES


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                                     CONSENT

                  The undersigned spouse of Consultant hereby acknowledges that I have read the foregoing Consulting Agreement and that I understand its contents. I am aware that the Consulting Agreement imposes restrictions on the transfer of my spouse's Consultant Securities. I agree that my spouse's interest in the Consultant Securities is subject to this Agreement and any interest I may have in such Consultant Securities shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.

                  I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.




Date:  January __, 1999



                         Name of Consultant: David Jones


                                 Name of Spouse:


                              Signature of Spouse:



Name of Witness:


Signature of Witness:


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